EXHIBIT 99.1

News Release
TANGER REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
Occupancy Reaches 95.3%
Tenant Sales Exceed 2019 by Nearly 18%
Percentage Rentals More Than Double 2019

Greensboro, NC, February 17, 2022, Tanger Factory Outlet Centers, Inc. (NYSE:SKT), a leading owner and operator of upscale open-air outlet centers, today reported financial results and operating metrics for the three months and year ended December 31, 2021.

“We are pleased to report another quarter of strong results, driven by positive traffic and tenant sales and accelerating leasing trends at our open-air centers. Domestic traffic during the quarter exceeded 2019 levels. Tenant sales for the total portfolio reached another all-time high of $468 per square foot, generating significant percentage rental growth. Occupancy grew to 95.3%, representing increases of 90 basis points sequentially and 310 basis points year over year. Cash blended rent spreads improved 220 basis points sequentially and 650 basis points year over year, including positive renewal spreads. These trends demonstrate consumers’ desire to shop at our open-air centers and retailers’ commitment to the distribution channel. We believe this momentum will continue to grow cash flow,” said Stephen Yalof, President and Chief Executive Officer.

“As we look ahead, we remain optimistic about our ability to drive NOI growth at our centers, through a combination of occupancy gains, improving rent spreads and increasing revenues from non-store sources such as on-site media and marketing partnerships. We also remain focused on continuing to broaden our tenant mix with highly productive, desirable brands and other uses new to our platform. The meaningful progress that we have demonstrated provides us with confidence to invest in our centers, our technology, our team and external opportunities to unlock additional value in our portfolio and for our shareholders,” he added.

Fourth Quarter Results

•Net income available to common shareholders was $0.12 per share, or $13.0 million, compared to net income available to common shareholders of $0.00 per share, or $0.3 million, for the 2020 period. The 2021 period includes a non-cash impairment charge of $7.0 million, or $0.06 per share related to its asset in Mashantucket (Foxwoods), Connecticut. The 2020 period was heavily impacted by the COVID-19 pandemic and also included non-cash impairment charges totaling $21.6 million, or $0.22 per share, related to assets in Mashantucket, Connecticut ($19.2 million) and Jeffersonville, Ohio ($2.4 million). The Jeffersonville asset was subsequently sold in January 2021.
•Funds From Operations (“FFO”) available to common shareholders was $0.45 per share, or $49.7 million, compared to $0.54 per share, or $52.7 million, for the 2020 period.
•Core Funds From Operations (“Core FFO”) available to common shareholders was $0.45 per share, or $49.6 million, compared to $0.54 per share, or $52.3 million, for the 2020 period. Core FFO in the fourth quarter of 2021 excludes a casualty gain associated with insurance proceeds of $1.0 million, or $0.01 per share, which was offset by general and administrative expense of $0.9 million, or $0.01 per share, related to certain executive severance costs. Core FFO for the fourth quarter of 2020 excludes general and administrative expense of $0.6 million, or $0.01 per share, for compensation costs related to a voluntary retirement plan and a gain of $1.0 million, or $0.01 per share, on the sale of an outparcel at an asset in the Canadian joint venture. The Company does not consider these items indicative of its ongoing operating performance.

Full Year Results

•Net income available to common shareholders was $0.08 per share, or $8.3 million, compared to net loss available to common shareholders of $0.40 per share, or $37.0 million, for 2020. 2021 includes losses on the early extinguishment of debt totaling $47.9 million, or $0.47 per share and the impairment charge discussed above. 2020 was heavily impacted by the COVID-19 pandemic and also included the Company’s share of non-cash impairment charges totaling $70.3 million or $0.76 per share, related to the assets discussed above and an asset in the Canadian joint venture as well as a gain of $2.3 million, or $0.02 per share, on the sale of a non-core outlet center.
•FFO available to common shareholders was $1.29 per share, or $138.1 million, compared to $1.58 per share, or $154.1 million, for 2020.
•Core FFO available to common shareholders was $1.76 per share, or $188.4 million, compared to $1.57 per share, or $153.7 million, for 2020. Core FFO for 2021 excludes the losses on the early extinguishment of debt, the casualty gain discussed above and general and administrative expense of $3.6 million, or $0.03 per share, for compensation costs related to a voluntary retirement plan and other executive severance costs. Core FFO for 2020 excludes the compensation costs and outparcel-related gain discussed above. The Company does not consider these items indicative of its ongoing operating performance.

FFO and Core FFO are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Complete reconciliations containing adjustments from GAAP net income (loss) to FFO and Core FFO, if applicable, are included in this release. Per share amounts for net income (loss), FFO and Core FFO are on a diluted basis.

Operating Metrics

Beginning in the fourth quarter of 2021, the Company has revised the presentation of certain metrics to reflect its total portfolio, consisting of the consolidated portfolio and the pro rata share of its unconsolidated joint ventures. The Company believes that this presentation provides additional information on the impacts of the operating results of its unconsolidated joint ventures and improves comparability to other retail REITs. Prior period results have been revised to conform with the current period presentation.

Key portfolio results for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures, were as follows:

•Occupancy was 95.3% on December 31, 2021, compared to 94.4% on September 30, 2021 and 92.2% on December 31, 2020
•Average tenant sales productivity was $468 per square foot for the twelve months ended December 31, 2021, an increase of 17.6% from $398 per square foot for the twelve months ended December 31, 2019
•On a same center basis, average tenant sales increased 15.0% compared to the twelve months ended December 31, 2019
•Lease termination fees for the total portfolio totaled $3.6 million for 2021, including $0.3 million for the fourth quarter of 2021, compared to $12.8 million for 2020, including $4.4 million for the fourth quarter of 2020. Lease termination fees for the consolidated portfolio totaled $2.2 million for 2021, including $0.0 million for the fourth quarter of 2021, compared to $12.1 million for 2020, including $4.1 million for the fourth quarter of 2020
•Same center net operating income (“Same Center NOI”) increased to $82.8 million for the fourth quarter of 2021 from $78.4 million for the fourth quarter of 2020 and increased to $310.2 million for 2021 from $267.4 million for 2020, driven by growth in variable rents and other revenues in 2021 and the impact of the COVID-19 pandemic during 2020
•Tanger recaptured approximately 148,000 square feet during 2021 (none in the fourth quarter) related to bankruptcies and brand-wide restructurings by retailers, which included 135,000 square feet in the consolidated portfolio (none in the fourth quarter). This compared to approximately 332,000 and 949,000 square feet recaptured during fourth quarter and full year 2020, respectively, which included 317,000 and 903,000 square feet in the consolidated portfolio in the respective periods.

Same Center NOI is a supplemental non-GAAP financial measure of operating performance. A complete definition of Same Center NOI and a reconciliation to the nearest comparable GAAP measure is included in this release.

Leasing Activity

For the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures, Tanger currently has renewals executed or in process for 39% of the space scheduled to expire during 2022 compared to approximately 45% of expiring 2021 space as of mid-February 2021. Supported by recent traffic and tenant sales trends, renewal activity is accelerating.

The following key leasing metrics are presented for the total domestic portfolio, including the Company’s pro rata share of domestic unconsolidated joint ventures.

•Total renewed or re-tenanted leases (including leases for both comparable and non-comparable space) executed during the twelve months ended December 31, 2021 included 337 leases, totaling over 1.4 million square feet.

•Blended average rental rates decreased 0.6% on a cash basis for all comparable renewals and re-tenanted leases that were executed during the twelve months ended December 31, 2021, representing a sequential improvement of 220 basis points. Comparable space excludes leases for space that was vacant for more than 12 months (non-comparable space). The Company has revised its rent spread presentation from a commenced basis to an executed basis to improve comparability to other retail REITs. On a commenced basis, cash spreads for comparable leases decreased 2.2% for the twelve months ended December 31, 2021.

Dividend

In January 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.1825 per share, payable on February 15, 2022 to holders of record on January 31, 2022.

Balance Sheet and Liquidity

Since Tanger’s at-the-market (“ATM”) equity offering program was implemented in February 2021, the Company has sold 10.0 million common shares at a weighted average price of $18.97 per share, generating net proceeds of $187.1 million and leaving a remaining authorization of $60.1 million. No shares were sold during the fourth quarter of 2021.

The following balance sheet and liquidity metrics are presented for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures. As of December 31, 2021:

•Weighted average interest rate was 3.1% and weighted average term to maturity of outstanding debt, including extension options, was approximately 5.6 years
•Approximately 88% of the total portfolio’s square footage was unencumbered by mortgages
•Interest coverage ratio (calculated as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”) divided by interest expense) improved to 4.3x times for 2021 from 3.3x for 2020
•Net debt to Adjusted EBITDAre (calculated as net debt divided by Adjusted EBITDAre) improved to 5.5x for the year ended December 31, 2021 from 7.2x for the year ended December 31, 2020 due to financing activities in 2021 and growth in Adjusted EBITDAre
•Total outstanding floating rate debt was approximately $107.9 million (principal), representing approximately 7% of total debt outstanding and 3% of total enterprise value
•Funds Available for Distribution (“FAD”) payout ratio was 53% for 2021

Adjusted EBITDAre, Net debt and FAD are supplemental non-GAAP financial measures of operating performance. Definitions of Adjusted EBITDAre, Net debt and FAD and reconciliations to the nearest comparable GAAP measures are included in this release.

Guidance for 2022

Based on the Company’s internal budgeting process and its view on current market conditions, management currently believes the Company’s full year 2022 net income, FFO and Core FFO per share will be as follows:

For the year ending December 31, 2022:
	Low Range	High Range
Estimated diluted net income per share	$0.66	$0.74
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.02	1.02
Estimated diluted FFO per share	$1.68	$1.76

Tanger’s estimates reflect the following key assumptions:

•Same Center NOI growth for total portfolio (including the Company’s pro rata share of unconsolidated joint ventures) between 1.5% and 3.5%
•General and administrative expense of between $69 million and $72 million. The year-over-year growth in general and administrative expense reflects Tanger’s continued investments in building the team and technology critical to executing its core strategies of reshaping operations, accelerating leasing and growing commercial strategy through digital transformation
•2022 weighted average diluted common shares of approximately 105.5 million for earnings per share and 110.5 million for FFO per share
•Combined annual recurring capital expenditures and second generation tenant allowances of approximately $55 million
•Does not include the impact of the acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity

Fourth Quarter and Year End 2021 Conference Call

Tanger will host a conference call to discuss its fourth quarter and year end 2021 results for analysts, investors and other interested parties on Friday, February 18, 2022, at 8:30 a.m. Eastern Time. To access the conference call, listeners should dial 1-877-605-1702. Alternatively, a live audio webcast of this call will be available to the public on Tanger’s Investor Relations website, investors.tangeroutlets.com. A telephone replay of the call will be available from February 18, 2022 at approximately 11:30 a.m. through March 4, 2022 at 11:59 p.m. by dialing 1-877-660-6853, replay access code #13725620. An online archive of the webcast will also be available through March 4, 2022.

About Tanger Factory Outlet Centers, Inc.

Tanger Factory Outlet Centers, Inc. (NYSE: SKT) is a leading operator of upscale open-air outlet centers that owns, or has an ownership interest in, a portfolio of 36 centers. Tanger’s operating properties are located in 20 states and in Canada, totaling approximately 13.6 million square feet, leased to over 2,700 stores operated by more than 600 different brand name companies. The Company has more than 41 years of experience in the outlet industry and is a publicly-traded REIT. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission (“SEC”) that includes a supplemental information package for the quarter ended December 31, 2021. For more information on Tanger Outlet Centers, call 1-800-4TANGER or visit the Company’s website at www.tangeroutlets.com.

Safe Harbor Statement
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “forecast” or similar expressions, and include the Company’s expectations regarding the impact of the COVID-19 pandemic on the Company’s business, financial results and financial condition, future financial results and assumptions underlying that guidance, trends in retail traffic and tenant revenues, renewal trends, trends in and effects of monetizing non-store elements of centers, its leasing strategy and value proposition to retailers, uses of capital, liquidity, dividend payments and cash flows.

You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Important factors which may cause actual results to differ materially from current expectations include, but are not limited to: risks related to the impact of the COVID-19 pandemic on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our inability to develop new outlet centers or expand existing outlet centers successfully; risks related to the economic performance and market value of our outlet centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our dispositions of assets may not achieve anticipated results; competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; our dependence on rental income from real property; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; costs associated with the increased focus on environmental, sustainability and social initiatives; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; uncertainty relating to the potential phasing out of LIBOR; our potential failure to qualify as a REIT; our legal obligation to make distributions to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, including the recent changes in the U.S. federal income taxation of U.S. businesses; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism and other important factors set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2021, as may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s Current Reports on Form 8-K that the Company files with the SEC.

Investor Contact Information		Media Contact Information

Cyndi Holt	Jim Williams	KWT Global
SVP, Capital Markets	EVP, CFO and Treasurer	Tanger@kwtglobal.com
336-834-6892	336-834-6800
cyndi.holt@tangeroutlets.com	jim.williams@tangeroutlets.com

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues:
Rental revenues	$106,210	$106,850	$407,766	$377,932
Management, leasing and other services	2,039	1,574	6,411	4,936
Other revenues	3,844	2,731	12,348	7,123
Total revenues	112,093	111,155	426,525	389,991
Expenses:
Property operating	36,989	35,144	140,736	137,135
General and administrative	18,507	12,402	65,817	47,733
Impairment charges	6,989	21,551	6,989	67,226
Depreciation and amortization	27,182	29,177	110,008	117,143
Total expenses	89,667	98,274	323,550	369,237
Other income (expense):
Interest expense	(11,884)	(15,356)	(52,866)	(63,142)
Loss on early extinguishment of debt	—	—	(47,860)	—
Gain on sale of assets	—	—	—	2,324
Other income (expense) (1)	1,003	136	(1,595)	925
Total other income (expense)	(10,881)	(15,220)	(102,321)	(59,893)
Income (loss) before equity in earnings of unconsolidated joint ventures	11,545	(2,339)	654	(39,139)
Equity in earnings of unconsolidated joint ventures	2,146	2,616	8,904	1,126
Net income (loss)	13,691	277	9,558	(38,013)
Noncontrolling interests in Operating Partnership	(605)	(14)	(440)	1,925
Noncontrolling interests in other consolidated partnerships	—	—	—	(190)
Net income (loss) attributable to Tanger Factory Outlet Centers, Inc.	13,086	263	9,118	(36,278)
Allocation of earnings to participating securities	(103)	(3)	(804)	(692)
Net income (loss) available to common shareholders of Tanger Factory Outlet Centers, Inc.	$12,983	$260	$8,314	$(36,970)

Basic earnings per common share:
Net income (loss)	$0.13	$—	$0.08	$(0.40)

Diluted earnings per common share:
Net income (loss)	$0.12	$—	$0.08	$(0.40)
(1)The twelve months ended December 31, 2021 includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	December 31,	December 31,
	2021	2020
Assets
Rental property:
Land	$268,269	$265,968
Buildings, improvements and fixtures	2,532,489	2,527,404
	2,800,758	2,793,372
Accumulated depreciation	(1,145,388)	(1,054,993)
Total rental property, net	1,655,370	1,738,379
Cash and cash equivalents	161,255	84,832
Investments in unconsolidated joint ventures	82,647	94,579
Deferred lease costs and other intangibles, net	73,720	84,960
Operating lease right-of-use assets	79,807	81,499
Prepaids and other assets	104,585	105,282
Total assets	$2,157,384	$2,189,531

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,036,181	$1,140,576
Unsecured term loan, net	298,421	347,370
Mortgages payable, net	62,474	79,940
Unsecured lines of credit	—	—
Total debt	1,397,076	1,567,886
Accounts payable and accrued expenses	92,995	88,253
Operating lease liabilities	88,874	90,105
Other liabilities	78,650	84,404
Total liabilities	1,657,595	1,830,648
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 104,084,734 and 93,569,801 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	1,041	936
Paid in capital	978,054	787,143
Accumulated distributions in excess of net income	(483,409)	(420,104)
Accumulated other comprehensive loss	(17,761)	(26,585)
Equity attributable to Tanger Factory Outlet Centers, Inc.	477,925	341,390
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	21,864	17,493
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	499,789	358,883
Total liabilities and equity	$2,157,384	$2,189,531

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	December 31,
	2021	2020
Gross Leasable Area Open at End of Period (in thousands):
Consolidated	11,453	11,873
Partially owned - unconsolidated	2,113	2,212
Total Properties	13,566	14,085
Total Properties including pro rata share of unconsolidated JVs	12,509	12,979

Outlet Centers in Operation at End of Period:
Consolidated	30	31
Partially owned - unconsolidated	6	7
Total Properties	36	38

Ending Occupancy:
Consolidated	95.1%	91.9%
Partially owned - unconsolidated	96.6%	95.6%
Total Properties including pro rata share of unconsolidated JVs	95.3%	92.2%

Total states operated in at end of period	20	20

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive severance, casualty gains and losses, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, compensation related to voluntary retirement plan and other executive severance, casualty gains and losses, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDAre ratio to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of Net Income (Loss) to FFO and Core FFO:

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss)	$13,691	$277	$9,558	$(38,013)
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	26,592	28,487	107,698	114,021
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,801	2,986	11,618	12,024
Impairment charges - consolidated (1)	6,989	21,551	6,989	67,226
Impairment charge - unconsolidated joint ventures	—	—	—	3,091
Loss on sale of joint venture property, including foreign currency effect (2)	—	—	3,704	—
Gain on sale of assets	—	—	—	(2,324)
FFO	50,073	53,301	139,567	156,025
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	—	(190)
Allocation of earnings to participating securities	(358)	(560)	(1,453)	(1,713)
FFO available to common shareholders (3)	$49,715	$52,741	$138,114	$154,122
As further adjusted for:
Compensation related to voluntary retirement plan and other executive severance (4)	867	573	3,579	573
Casualty gain	(969)	—	(969)	—
Gain on sale of outparcel - unconsolidated joint ventures	—	(992)	—	(992)
Loss on early extinguishment of debt (5)	—	—	47,860	—
Impact of above adjustments to the allocation of earnings to participating securities	1	5	(224)	5
Core FFO available to common shareholders (3)	$49,614	$52,327	$188,360	$153,708
FFO available to common shareholders per share - diluted (3)	$0.45	$0.54	$1.29	$1.58
Core FFO available to common shareholders per share - diluted (3)	$0.45	$0.54	$1.76	$1.57

Weighted Average Shares:
Basic weighted average common shares	103,301	92,686	100,418	92,618
Effect of notional units	935	—	809	—
Effect of outstanding options	789	183	752	—
Diluted weighted average common shares (for earnings per share computations)	105,025	92,869	101,979	92,618
Effect of notional units	—	—	—	94
Exchangeable operating partnership units	4,775	4,878	4,790	4,903
Diluted weighted average common shares (for FFO and Core FFO per share computations) (3)	109,800	97,747	106,769	97,615
(1) Includes $563,000 for the three months and year ended December 31, 2021 and $2.6 million and $4.0 million for the three months and year ended December 31, 2020, respectively, of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.
(2)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(3)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(4)Includes compensation costs recognized during the 2021 and 2020 periods related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021, as well as other executive severance costs incurred during the year ended December 31, 2021.
(5)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023 (the “2023 Notes”) for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million for both of these redemptions.

Below is a reconciliation of FFO to FAD:

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
FFO available to common shareholders	$49,715	$52,741	$138,114	$154,122
Adjusted for:
Corporate depreciation excluded above	590	690	2,310	3,122
Amortization of finance costs	848	997	5,308	3,583
Amortization of net debt discount	109	123	2,140	482
Amortization of equity-based compensation	3,150	2,951	12,752	12,517
Straight-line rent adjustments	836	955	1,973	3,372
Market rent adjustments	142	161	293	2,721
Second generation tenant allowances and lease incentives (1)	(3,025)	(3,724)	(3,120)	(17,443)
Capital improvements	(6,953)	(2,729)	(13,206)	(14,709)
Adjustments from unconsolidated joint ventures	(293)	371	(1,497)	(108)
FAD available to common shareholders (2)	$45,119	$52,536	$145,067	$147,659
Dividends per share	$0.1825	$—	$0.7150	$0.7125
FFO payout ratio	41%	—%	55%	45%
FAD payout ratio	45%	—%	53%	47%
Diluted weighted average common shares (2)	109,800	97,747	106,769	97,615
(1)For the year ended December 31, 2021, second generation tenant allowances are presented net of $3.3 million tenant allowance reversals, which were the result of a lease modification.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Below is a reconciliation of Net Income (Loss) to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share:

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss)	$13,691	$277	$9,558	$(38,013)
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,146)	(2,616)	(8,904)	(1,126)
Interest expense	11,884	15,356	52,866	63,142
Gain on sale of assets	—	—	—	(2,324)
Loss on early extinguishment of debt (1)	—	—	47,860	—
Other (income) expense	(1,002)	(136)	1,595	(925)
Impairment charges	6,989	21,551	6,989	67,226
Depreciation and amortization	27,182	29,177	110,008	117,143
Other non-property expenses	144	197	165	1,359
Corporate general and administrative expenses	18,555	12,413	66,023	48,172
Non-cash adjustments (2)	989	1,138	2,316	6,170
Lease termination fees	(1)	(4,125)	(2,225)	(12,125)
Portfolio NOI - Consolidated	76,285	73,232	286,251	248,699
Non-same center NOI - Consolidated	268	(872)	(1,483)	(2,454)
Same Center NOI - Consolidated (3)	$76,553	$72,360	$284,768	$246,245

Portfolio NOI - Consolidated	$76,285	$73,232	$286,251	$248,699
Pro rata share of unconsolidated joint ventures	6,255	6,277	25,795	21,741
Portfolio NOI - total portfolio at pro rata share	82,540	79,509	312,046	270,440
Non-same center NOI - total portfolio at pro rata share	268	(1061)	(1,826)	(3,077)
Same Center NOI - total portfolio at pro rata share (3)	$82,808	$78,448	$310,220	$267,363
(1)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 2023 Notes for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million for both of these redemptions.
(2)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(3)Sold outlet centers excluded from Same Center NOI:

Terrell	August 2020	Consolidated
Jeffersonville	January 2021	Consolidated
Saint-Sauveur	March 2021	Unconsolidated JV

Below are reconciliations of Net Income (Loss) to Adjusted EBITDA:

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss)	$13,691	$277	$9,558	$(38,013)
Adjusted to exclude:
Interest expense	11,884	15,356	52,866	63,142
Depreciation and amortization	27,182	29,177	110,008	117,143
Impairment charges - consolidated (1)	6,989	21,551	6,989	67,226
Impairment charge - unconsolidated joint ventures	—	—	—	3,091
Loss on sale of joint venture property, including foreign currency effect (2)	—	—	3,704	—
Gain on sale of assets	—	—	—	(2,324)
Compensation related to voluntary retirement plan and other executive severance (3)	867	573	3,579	573
Casualty gain	(969)	—	(969)	—
Gain on sale of outparcel - unconsolidated joint ventures	—	(992)	—	(992)
Loss on early extinguishment of debt (4)	—	—	47,860	—
Adjusted EBITDA	$59,644	$65,942	$233,595	$209,846
(1)Includes $563,000 for the three months and year ended December 31, 2021 and $2.6 million and $4.0 million for the three months and year ended December 31, 2020, respectively, of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.
(2)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(3)Includes compensation costs recognized during the 2021 and 2020 periods related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021, as well as other executive severance costs incurred during the year ended December 31, 2021.
(4)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023, for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million for both of these redemptions.

Below are reconciliations of Net Income (Loss) to EBITDAre and Adjusted EBITDAre:

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss)	$13,691	$277	$9,558	$(38,013)
Adjusted to exclude:
Interest expense	11,884	15,356	52,866	63,142
Depreciation and amortization	27,182	29,177	110,008	117,143
Impairment charges - consolidated (1)	6,989	21,551	6,989	67,226
Impairment charge - unconsolidated joint ventures	—	—	—	3,091
Loss on sale of joint venture property, including foreign currency effect (2)	—	—	3,704	—
Gain on sale of assets	—	—	—	(2,324)
Pro rata share of interest expense - unconsolidated joint ventures	1,474	1,550	5,858	6,545
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,801	2,985	11,618	12,024
EBITDAre	$64,021	$70,896	$200,601	$228,834
Compensation related to voluntary retirement plan and other executive severance (3)	867	573	3,579	573
Casualty gain	(969)	—	(969)	—
Gain on sale of outparcel - unconsolidated joint ventures	—	(992)	—	(992)
Loss on early extinguishment of debt (4)	—	—	47,860	—
Adjusted EBITDAre	$63,919	$70,477	$251,071	$228,415
(1)Includes $563,000 for the three months and year ended December 31, 2021 and $2.6 million and $4.0 million for the three months and year ended December 31, 2020, respectively, of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.
(2)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(3)Includes compensation costs recognized during the 2021 and 2020 periods related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021, as well as other executive severance costs incurred during the year ended December 31, 2021.
(4)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023, for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million for both of these redemptions.

Below is a reconciliation of Total Debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share:

	December 31, 2021
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,397,076	$164,730	$1,561,806
Less: Cash and cash equivalents	(161,255)	(9,515)	(170,770)
Net debt	$1,235,821	$155,215	$1,391,036

	December 31, 2020
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,567,886	$172,428	$1,740,314
Less: Cash and cash equivalents	(84,832)	(10,736)	(95,568)
Net debt	$1,483,054	$161,692	$1,644,746